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                                                                    EXHIBIT 99.1






TECUMSEH PRODUCTS COMPANY
(NASDAQ:  TECUA and TECUB)


August 7, 2006
Tecumseh, Michigan



TECUMSEH PRODUCTS COMPANY TO DELAY REPORTING SECOND QUARTER 2006 RESULTS



Tecumseh, Michigan, August 7, 2006 . . . . Tecumseh Products Company
(NASDAQ-TECUA, TECUB) announced today that it will delay reporting its 2006 second quarter results because it needs additional time to close its books as a result of migration of several of its major operations to its new global enterprise resource planning computer system. The conference call previously planned for Tuesday, August 8, 2006 will be rescheduled to a date and time to be announced later. The Company also reported that it will delay filing its second quarter SEC Form 10-Q until Monday, August 14, 2006.

Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company's Internet web site at http://www.tecumseh.com.

ABOUT TECUMSEH PRODUCTS COMPANY

Tecumseh Products Company is a full-line independent global manufacturer of hermetic compressors for residential and commercial refrigerators, freezers, water coolers, dehumidifiers, window air conditioning units and residential and commercial central system air conditioners and heat pumps; gasoline engines and power train for lawn mowers, lawn and garden tractors, garden tillers, string trimmers, snow throwers, industrial and agricultural applications and recreational vehicles; electric motors and components, including AC and DC motors, blowers, gear motors and linear actuators for a wide variety of industrial and consumer applications across a broad range of industries; and centrifugal pumps, sump pumps and small submersible pumps for industrial, commercial, marine and agricultural applications.

Contact:  Pat Walsh
          Director of Investor Relations
          Tecumseh Products Company
          (517) 423-8455